UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 13, 2013

ENDEAVOR IP, INC.
(Exact name of registrant as specified in its charter)

Commission File Number: 333-172440

Nevada	45-2563323
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

36 Fairway Place, Half Moon Bay, CA	94019
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number including area code: 650-421-3089

Finishing Touches Home Goods, Inc.
1 City Square, Leeds, England, UK LS12ES
________________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

The purpose of this Amendment No. 1 (the “Amendment”) on Form 8-K/A to Endeavor IP, Inc.’s (the “Company”) Current Report on Form 8-K filed with the Securities and Exchange Commission on May 17, 2013 (the “Form 8-K”) is to include the letter from the Company’s former accountant, Li and Company P.C. as Exhibit 16.1.

No other changes have been made to the Form 8-K filed on May 17, 2013. This Amendment speaks as of the original filing date of the Form 8-K, does not reflect events that may have occurred subsequent to the original filing date and does not modify or update in any way disclosures made in the Form 8-K, except as otherwise set forth above.

ITEM 2.01 Completion of Acquisition or Disposition of Assets

On May 13, 2013, Endeavor IP, Inc., f/k/a Finishing Touches Home Goods, Inc. (“we” or the “Company”) purchased certain intellectual property rights (the “Acquired Intellectual Property”) from Mesh Comm, LLC (“Mesh”) and Solid Solar Energy, Inc. (“Solid Solar”) pursuant to the terms of patent purchase agreements between the Company, IP Acquisition Sub I, Inc., a Delaware corporation and newly formed wholly owned subsidiary of the Company, and each of Mesh and Solid Solar (the “Mesh Purchase Agreement” and the “Solid Solar Purchase Agreement”, respectively, and the collective transactions, the “Acquisitions”).

Pursuant to the terms of the Mesh Purchase Agreement, the Company acquired from Mesh two U.S. patents and one pending patent application relating to wireless communication networks, as well as all right, title and interest in all related causes of actions and other enforcement rights under or on account of any of such acquired patents in consideration for (i) Eight Hundred Thousand Dollars ($800,000) and (ii) a royalty equal to 20% of the net revenues from any Enforcement Activities or Sales Transactions (as defined in the Mesh Purchase Agreement) related to the purchased patents pursuant to the terms of a Proceeds Interest Agreement (the “Mesh Interest Agreement”).  Under the terms of the Mesh Purchase Agreement, the Company assumed all obligations of Mesh under that certain license agreement between Mesh and a third party licensor.

The Company entered into a consulting agreement with Kenneth W. Garrard, the manager of Mesh, (the “Garrard Consulting Agreement”) pursuant to which Mr. Garrard will provide certain consulting services to the Company for a period of 24 months.  Mr. Garrard will assist the Company with all aspects of its patent portfolios, including, among other things, maintenance of inventions, patent prosecutions and applications related to the patents.  The Company may terminate the Garrard Consulting Agreement on 30 days’ written with “Good Cause” (as such term is defined in the Garrard Consulting Agreement).

Pursuant to the terms of the Solid Solar Purchase Agreement, the Company acquired from Solid Solar two patents relating to remote access energy monitoring systems and electric alternating current sensors for measuring alternating currents in circuit conductors, as well as all right, title and interest in all related causes of actions and other enforcement rights under or on account of any of such acquired patents in consideration for (i) One Hundred Thousand Dollars ($100,000), (ii) 133,334 shares of the Company’s common stock (the “Common Stock”), $0.0001 par value per share (the “Solid Solar Shares”) (which such number of shares is on the basis of a post-split recapitalization expected to occur) and (ii) a royalty equal to 20% of the net revenues from any Enforcement Activities or Sales Transactions (as defined in the Solid Solar Purchase Agreement) related to the purchased patents pursuant to the terms of a Proceeds Interest Agreement (the “Solid Solar Interest Agreement”).  Additionally, the Company granted Solid Solar a personal, royalty-free, irrevocable, non-exclusive and worldwide license (without the right to sublicense) to, among other things, develop, distribute and sell Solid Solar’s products and services covered by the patents sold to the Company.

Changes to the Board of Directors and Executive Officers.  On May 13, 2013, effective upon the closing of the Acquisitions, Mark Hunter resigned from all officer and director positions he held with the Company and Cameron Gray was appointed as the Company’s Chief Executive Officer, Chief Financial Officer, Secretary, Treasurer and director and Andrew Uribe was appointed as a director of the Company.  In connection with his resignation, Mr. Hunter was issued a two year nonqualified stock option to purchase 500,000 shares of Common Stock at a per share exercise price of $0.75 (the “Hunter Options”) (which such number of options is on the basis of a post-split recapitalization expected to occur). The Hunter Options were fully vested upon issuance.

Cameron Gray, 42, has served as a special advisor to Elysian SSG since March 2013 and as an outside consultant to Pine River Convertibles Fund Ltd. and Pine River Master Fund Ltd since April 2013.  Mr. Gray co-founded Claims Capital in March 2012.  From June 2009 to January 2012, Mr. Gray served as the Senior Vice President of ICAP Patent Brokerage and served as a Director of IPXI from June 2008 to March 2009.  Mr. Gray was chosen to be a director of the Company based on his knowledge of patent monetization.

On May 13, 2013, we entered into an employment agreement with Cameron Gray (the “Gray Employment Agreement”) whereby Mr. Gray agreed to serve as our Chief Executive Officer for a period of one year, subject to renewal, in consideration for an annual salary of $80,000.  Under the terms of the Gray Employment Agreement, Mr. Gray shall be eligible for an annual bonus if the Company meets certain criteria, as established by the Board of Directors.  As further consideration for his services, Mr. Gray received a restricted stock award of 133,334 shares of the Company’s common stock (the “Gray Shares”) (which such number of shares is on the basis of a post-split recapitalization expected to occur) which shall vest in full on the one year anniversary of the Gray Employment Agreement, provided Mr. Gray does not resign without Good Reason or is not removed for Cause (as such terms are defined in the Gray Employment Agreement).

Andrew Uribe, 57, has served as the President and Director of Emy’s Salsa AJI Distribution Company, Inc. since July 2006.  Mr. Uribe has served as the President of Calima Group LLC since September 1999.  Mr. Uribe served as the sole officer and director of Southridge Technology Group, Inc. (OTCBB:SOUT) from April 13, 2007 through July 13, 2007.  Southridge Technology Group, Inc. provides customized computing and communications services and solutions for small to medium-sized businesses.    Mr. Uribe has served as a Spanish language interpreter for the Johns Hopkins Medical Center since 2003 was an adjunct instructor in clinical forensics at Anne Arundel Community College in 2003.  From March 2000 until December 2004, Mr. Uribe was a chemist for the U.S. Department of Defense. Mr. Uribe has in the past been involved in the development and marketing of point-of-care testing for HIV antibodies for use in underdeveloped countries as a screening tool for early diagnosis.  Mr. Uribe served as the Chief Executive Officer, Chief Financial Officer, Secretary and Director of American Strategic Minerals Corporation from December 2011 to January 2012. Mr. Uribe was chosen as a director of the Company based on his experience and knowledge of public company operations.

Neither Mr. Gray nor Mr. Uribe have any family relationship with any other executive officers or directors of the Company. There are no arrangements or understandings between either Mr. Gray or Mr. Uribe and any other person pursuant to which such person was appointed as an officer or director of the Company.  There have been no related party transactions in the past two years in which the Company or any of its subsidiaries was or is to be a party, in which either Mr. Gray or Mr. Uribe has, or will have, a direct or indirect material interest.

Changes to the Business.   Following the closing of the Acquisitions, through our wholly owned subsidiary, Acquisition Sub, as the owner of Acquired Intellectual Property, we intend to expand our activities constituting the commercialization and development of intellectual property assets.  Our activities will generally include the acquisition and development of patents through internal or external research and development.  In addition, we will seek to acquire existing rights to intellectual property through acquisitions of already issued patents and pending patent applications, both in the United States and abroad.  We may alone or in conjunction with others develop products and processes associated with our intellectual property and license our intellectual property to others seeking to develop products or processes or whose products or processes infringe out intellectual property rights through legal processes.

Following the Acquisitions, we will continue to be a “smaller reporting company,” as defined in Item 10(f)(1) of Regulation S-K, as promulgated by the SEC.

The foregoing description of the Acquisitions and related transactions does not purport to be complete and is qualified in its entirety by reference to the complete text of (i) the Mesh Purchase Agreement, which is filed as Exhibit 10.1 hereto, (ii) the Mesh Interest Agreement, which is filed as Exhibit 10.2 hereto, (iii) the Solid Solar Purchase Agreement, which is filed as Exhibit 10.3 hereto, (iv) the Solid Solar Interest Agreement, which is filed as Exhibit 10.4 hereto, (v) the Garrard Consulting Agreement, which is filed as Exhibit 10.5 hereto and (vi) the Gray Employment Agreement, which is filed as Exhibit 10.6 hereto, each of which is incorporated herein by reference

General – Business Strategy

Upon closing of the Acquisitions, through Acquisition Sub, we are the owner or assignee of certain patents, licenses and applications, as further described herein (the “Acquired Intellectual Property”). We intend to become engaged in the commercialization and development of intellectual property assets that are not related to our historical business of workplace ergonomic consultancy.  Our activities will generally include the acquisition and development of patents through internal or external research and development.  In addition, we will seek to acquire existing rights to intellectual property through the acquisition of already issued patents and pending patent applications, both in the United States and abroad.  We may alone, or in conjunction with others, develop products and processes associated with our intellectual property and license our intellectual property to others seeking to develop products or processes or whose products or processes infringe our intellectual property rights through legal processes.

We will likely need to raise additional capital to pursue our strategy. There is no assurance that we will succeed in our strategy or commercialize or realize value from Acquired Intellectual Property or any additional intellectual property.

Key Elements of Business Strategy

Our intellectual property acquisition, development and licensing business strategy will include the following key elements:

	Identify Emerging Growth Areas where Patented Technologies will Play a Vital Role

Certain technologies become core technologies in the way products and services are manufactured, sold and delivered by companies across a wide array of industries. In conjunction with our partners, patent attorneys, and other patent sourcing professionals, we will identify core, patented technologies that have been or are anticipated to be widely adopted by third parties in connection with the manufacture or sale of products and services.

	Contact and Form Alliances with Owners of Core, Patented Technologies

Often individual inventors and small companies have limited resources and/or expertise and are unable to effectively address the unauthorized use of their patented technologies.  We will seek to enter into business agreements with owners of intellectual property that do not have experience or expertise in the areas of intellectual property licensing and enforcement, or that do not possess the in-house resources to devote to intellectual property licensing and enforcement activities, or that, for any number of strategic business reasons, desire to more efficiently and effectively outsource their intellectual property licensing and enforcement activities.

	Effectively and Efficiently Evaluate Patented Technologies for Acquisition, Licensing and Enforcement

Subtleties in the language of a patent, recorded interactions with the patent office, and the evaluation of prior art can make a significant difference in the potential licensing and enforcement revenue derived from a patent or patent portfolio. It is important to identify potential problem areas, if any, and determine whether potential problem areas can be overcome, prior to acquiring a patent portfolio or launching an effective licensing program.

	Purchase or Acquire the Rights to Patented Technologies

After evaluation, we may elect to purchase the patented technology, or acquire the exclusive right to license the patented technology in all or in specific fields of use.  The original owner of the patent or patent rights will typically receive an upfront acquisition payment, or retain the right to a portion of the gross revenues generated from a patent portfolio’s licensing and enforcement program, or a combination of the two.

	Successfully License and Enforce Patents with Significant Royalty Potential

As part of the patent evaluation process, significant consideration is also given to the identification of potential infringers, industries within which the potential infringers exist, longevity of the patented technology, and a variety of other factors that directly impact the magnitude and potential success of a licensing and enforcement program. We are seeking to hire individuals trained in commercialization and in evaluating potentially infringing technologies and in presenting the claims of our patents and demonstrating how they apply to companies we believe are using our technologies in their products or services. These presentations can take place in a non-adversarial business setting, but can also occur through the litigation process, if necessary. Ultimately, we will execute patent licensing arrangements with users of our patented technologies through licensing negotiations, without the filing of patent infringement litigation, or through the negotiation of license and settlement arrangements in connection with the filing of patent infringement litigation.

Intellectual Property and Patent Rights

Our intellectual property will primarily be comprised of trade secrets, patented know-how, issued and pending patents, copyrights and technological innovation.

Upon closing of the Acquisitions, we own a portfolio comprised of approximately 4 patents in the United States and  1 pending patent application.

We have included a list of our U.S. patents below.  Each patent below is publicly accessible on the Internet website of the U.S. Patent and Trademark Office at www.uspto.gov.

Number	Title	Issue Date	Filing Date	Earliest Priority Date
7,379,981	Wireless Communication Enabled Meter and Network	May 27, 2008	Jan. 2, 2002	Jan. 2, 2002
8,019,836	Wireless Communication Enabled Meter and Network	Sep. 13, 2011	Feb. 13, 2008	Jan. 2, 2002
7,990,133	Non-Intrusive Electric Alternating Current Sensor	Aug. 2, 2011	Apr. 6, 2009	Apr. 6, 2009
7,336,201	Remote Access Energy System and Method	Feb. 26, 2008	Jul. 8, 2005	Jul. 9, 2004

Competition

We expect to encounter significant competition in our new line of business from others seeking to commercialize and develop their intellectual property assets. Most of our competitors have much longer operating histories, and significantly greater financial and human resources, than we do. Entities such as Document Security Systems, Inc. (NYSE MKT:DSS), Vringo, Inc (NYSE MKT:VRNG), VirnetX Holding Corp (NYSE MKT:VHC), Acacia Research Corporation (NASDAQ:ACTG), Allied Security Trust, Altitude Capital Partners, Augme Technologies Inc. (OTCBB:AUGT) Intellectual Ventures, Ocean Tomo, RPX Corporation (NASDAQ:RPXC), Rembrandt IP Management and others presently market themselves as being in the business of creating, acquiring, licensing or leveraging the value of intellectual property assets. We expect others to enter the market as the true value of intellectual property is increasingly recognized and validated. In addition, competitors may seek to acquire the same or similar patents and technologies that we may seek to acquire, making it more difficult for us to realize the value of our assets.

Patent Enforcement Litigation

We may often be required to engage in litigation to enforce our patents and patent rights. We may become a party to ongoing patent enforcement related litigation of certain of the patents or patented technologies owned or controlled by us after the closing of the Acquisitions.  Such litigation may become increasingly expensive and there is no assurance that we will prevail in such litigation or that we will possess or be able to secure the financing necessary to engage in such activities, or that such financing, if available, will be able to be secured on attractive terms.

Risk Factors

There are numerous and varied risks, known and unknown, that may prevent us from achieving our goals. If any of these risks actually occur, our business, financial condition or results of operation may be materially adversely affected. In such case, the trading price of our common stock could decline and investors could lose all or part of their investment.

The Company intends to focus its business on commercializing, developing and monetizing intellectual property, including through licensing and enforcement. The Company may not be able to successfully monetize the patents, which it acquires and thus it may fail to realize all of the anticipated benefits of such acquisition.

There is no assurance that the Company will be able to successfully commercialize, acquire, develop or monetize the patent portfolios that it acquired from Mesh and Solid Solar. The acquisition of the patents could fail to produce anticipated benefits, or could have other adverse effects that the Company does not currently foresee. Failure to successfully monetize these patent assets may have a material adverse effect on the Company’s business, financial condition and results of operations.

In addition, the acquisition of the patent portfolios is subject to a number of risks, including  the fact that there is a significant time lag between acquiring a patent portfolio and recognizing revenue from those patent assets. During that time lag, material costs are likely to be incurred that would have a negative effect on the Company’s results of operations, cash flows and financial position.

Therefore, there is no assurance that the monetization of the patent portfolios acquired will generate enough revenue to recoup the Company’s investment.

The Company’s operating history makes it difficult to evaluate its current business and future prospects.

The Company has, prior to the acquisition of the Acquired Intellectual Property, been involved in businesses primarily involving home and workplace ergonomic consultancy. The Company not only has no operating history in executing its additional new business which includes, among other things, creating, commercializing, prosecuting, licensing, litigating or otherwise monetizing patent assets. The Company’s lack of operating history in this sector makes it difficult to evaluate its additional new business model and future prospects.

The Company will be initially reliant exclusively on the patent assets it acquired from Mesh and Solid Solar. If the Company is unable to commercialize, license or otherwise monetize such assets and generate revenue and profit through those assets or by other means, there is a significant risk that the Company’s business would fail.

Upon closing of the Acquisitions, the Company acquired a portfolio of patent assets from Mesh and Solid Solar that it plans to commercialize, license or otherwise monetize. If the Company’s efforts to generate revenue from such assets fail, the Company will have incurred significant losses and may be unable to acquire additional assets. If this occurs, the Company’s business would likely fail.

Upon closing of the Acquisitions and commencement of its new line of business, the Company may commence legal proceedings against certain companies, and the Company expects such litigation to be time-consuming and costly, which may adversely affect its financial condition and its ability to operate its business.

To license or otherwise monetize its patent assets, which may constitute a significant focus of the Company’s future activities, the Company may be required to commence legal proceedings against certain companies, pursuant to which the Company may allege that such companies infringe on one or more of the Company’s patents. The Company’s viability could be highly dependent on the outcome of this litigation, and there is a risk that the Company may be unable to achieve the results it desires from such litigation, which failure would harm the Company’s business to a great degree. In addition, the defendants in this litigation are likely to be much larger than the Company and have substantially more resources than the Company does, which could make the Company’s litigation efforts more difficult.

The Company anticipates that these legal proceedings may continue for several years and may require significant expenditures for legal fees and other expenses. Disputes regarding the assertion of patents and other intellectual property rights are highly complex and technical. Once initiated, the Company may be forced to litigate against others to enforce or defend its intellectual property rights or to determine the validity and scope of other parties’ proprietary rights. The defendants or other third parties involved in the lawsuits in which the Company is involved may allege defenses and/or file counterclaims in an effort to avoid or limit liability and damages for patent infringement. If such defenses or counterclaims are successful, they may preclude the Company’s ability to derive licensing revenue from the patents. A negative outcome of any such litigation, or one or more claims contained within any such litigation, could materially and adversely impact the Company’s business. Additionally, the Company anticipates that its legal fees and other expenses will be material and will negatively impact the Company’s financial condition and results of operations and may result in its inability to continue its business.

The Company may seek to internally develop additional new inventions and intellectual property, which would take time and be costly. Moreover, the failure to obtain or maintain intellectual property rights for such inventions would lead to the loss of the Company’s investments in such activities.

Part of the Company’s new business focus may include the internal development of new inventions or intellectual property that the Company will seek to monetize. However, this aspect of the Company’s business would likely require significant capital and would take time to achieve. There is also the risk that the Company’s initiatives in this regard would not yield any viable new inventions or technology, which would lead to a loss of the Company’s investments in time and resources in such activities.

In addition, even if the Company is able to internally develop new inventions, in order for those inventions to be viable and to compete effectively, the Company would need to develop and maintain, and it would heavily rely on, a proprietary position with respect to such inventions and intellectual property. However, there are significant risks associated with any such intellectual property the Company may develop principally including the following:

• patent applications the Company may file may not result in issued patents or may take longer than the Company expects to result in issued patents;

• the Company may be subject to interference proceedings;

• the Company may be subject to opposition proceedings in the U.S. or foreign countries;

• any patents that are issued to the Company may not provide meaningful protection;

• the Company may not be able to develop additional proprietary technologies that are patentable;

• other companies may challenge patents issued to the Company;

• other companies may have independently developed and/or patented (or may in the future independently develop and patent) similar or alternative technologies, or duplicate the Company’s technologies;

• other companies may design around technologies the Company has developed; and

• enforcement of the Company’s patents would be complex, uncertain and very expensive.

The Company cannot be certain that patents will be issued as a result of any future applications, or that any of the Company’s patents, once issued, will provide the Company with adequate protection from competing products. For example, issued patents may be circumvented or challenged, declared invalid or unenforceable, or narrowed in scope. In addition, since publication of discoveries in scientific or patent literature often lags behind actual discoveries, the Company cannot be certain that it will be the first to make its additional new inventions or to file patent applications covering those inventions. It is also possible that others may have or may obtain issued patents that could prevent the Company from commercializing the Company’s products or require the Company to obtain licenses requiring the payment of significant fees or royalties in order to enable the Company to conduct its business. As to those patents that the Company may license or otherwise monetize, the Company’s rights will depend on maintaining its obligations to the licensor under the applicable license agreement, and the Company may be unable to do so. The Company’s failure to obtain or maintain intellectual property rights for the Company’s inventions would lead to the loss the Company’s investments in such activities, which would have a material and adverse effect on the Company’s company.

Moreover, patent application delays could cause delays in recognizing revenue from the Company’s internally generated patents and could cause the Company to miss opportunities to license patents before other competing technologies are developed or introduced into the market.

New legislation, regulations or court rulings related to enforcing patents could harm the Company’s new line of business and operating results.

If Congress, the United States Patent and Trademark Office or courts implement new legislation, regulations or rulings that impact the patent enforcement process or the rights of patent holders, these changes could negatively affect the Company’s new business model. For example, limitations on the ability to bring patent enforcement claims, limitations on potential liability for patent infringement, lower evidentiary standards for invalidating patents, increases in the cost to resolve patent disputes and other similar developments could negatively affect the Company’s ability to assert its patent or other intellectual property rights.

In addition, on September 16, 2011, the Leahy-Smith America Invents Act (the “Leahy-Smith Act”), was signed into law. The Leahy-Smith Act includes a number of significant changes to United States patent law. These changes include provisions that affect the way patent applications will be prosecuted and may also affect patent litigation. The U.S. Patent Office is currently developing regulations and procedures to govern administration of the Leahy-Smith Act, and many of the substantive changes to patent law associated with the Leahy-Smith Act recently became effective. Accordingly, it is too early to tell what, if any, impact the Leahy-Smith Act will have on the operation of the Company’s business. However, the Leahy-Smith Act and its implementation could increase the uncertainties and costs surrounding the prosecution of patent applications and the enforcement or defense of the Company’s issued patents, all of which could have a material adverse effect on the Company’s business and financial condition.

On February 27, 2013 US Representatives DeFazio and Chaffetz introduced HR845.  In general, the bill known as the SHIELD Act (“Saving High-tech Innovators from Egregious Legal Disputes, seeks to assess legal fee liability to plaintiffs in patent infringement actions for defendants costs.  In the event that the bill becomes law, the potential obligation to pay the legal fees of defendants in patent disputes could have a material adverse effect on the Company’s business or financial condition.

It is impossible to determine the extent of the impact of any new laws, regulations or initiatives that may be proposed, or whether any of the proposals will become enacted as laws. Compliance with any new or existing laws or regulations could be difficult and expensive, affect the manner in which the Company conducts its business and negatively impact the Company’s business, prospects, financial condition and results of operations.

The Company’s acquisitions of patent assets may be time consuming, complex and costly, which could adversely affect the Company’s operating results.

Acquisitions of patent or other intellectual property assets, which are and will be critical to the Company’s business plan, are often time consuming, complex and costly to consummate. The Company may utilize many different transaction structures in its acquisitions and the terms of such acquisition agreements tend to be heavily negotiated. As a result, the Company expects to incur significant operating expenses and will likely be required to raise capital during the negotiations even if the acquisition is ultimately not consummated. Even if the Company is able to acquire particular patent assets, there is no guarantee that the Company will generate sufficient revenue related to those patent assets to offset the acquisition costs. While the Company will seek to conduct confirmatory due diligence on the patent assets the Company is considering for acquisition, the Company may acquire patent assets from a seller who does not have proper title to those assets. In those cases, the Company may be required to spend significant resources to defend the Company’s interest in the patent assets and, if the Company is not successful, its acquisition may be invalid, in which case the Company could lose part or all of its investment in the assets.

The Company may also identify patent or other intellectual property assets that cost more than the Company is prepared to spend with its own capital resources. The Company may incur significant costs to organize and negotiate a structured acquisition that does not ultimately result in an acquisition of any patent assets or, if consummated, proves to be unprofitable for the Company. These higher costs could adversely affect the Company’s operating results, and if the Company incurs losses, the value of its securities will decline.

In addition, the Company may acquire patents and technologies that are in the early stages of adoption in the commercial, industrial and consumer markets. Demand for some of these technologies will likely be untested and may be subject to fluctuation based upon the rate at which the Company’s licensees will adopt its patents and technologies in their products and services. As a result, there can be no assurance as to whether technologies the Company acquires or develops will have value that it can monetize.

In certain acquisitions of patent assets, the Company may seek to defer payment or finance a portion of the acquisition price. This approach may put the Company at a competitive disadvantage and could result in harm to the Company’s business.

The Company has limited capital and may seek to negotiate acquisitions of patent or other intellectual property assets where the Company can defer payments or finance a portion of the acquisition price. These types of debt financing or deferred payment arrangements may not be as attractive to sellers of patent assets as receiving the full purchase price for those assets in cash at the closing of the acquisition. As a result, the Company might not compete effectively against other companies in the market for acquiring patent assets, many of whom have greater cash resources than the Company has. In addition, any failure to satisfy the Company’s debt repayment obligations may result in adverse consequences to its operating results.

Any failure to maintain or protect the Company’s patent assets or other intellectual property rights could significantly impair its return on investment from such assets and harm the Company’s brand, its business and its operating results.

The Company’s ability to operate its new line of business and compete in the intellectual property market largely depends on the superiority, uniqueness and value of the Company’s acquired patent assets and other intellectual property. To protect the Company’s proprietary rights, the Company will rely on a combination of patent, trademark, copyright and trade secret laws, confidentiality agreements with its employees and third parties, and protective contractual provisions. No assurances can be given that any of the measures the Company undertakes to protect and maintain its assets will have any measure of success.

Following the acquisition of patent assets, the Company will likely be required to spend significant time and resources to maintain the effectiveness of those assets by paying maintenance fees and making filings with the United States Patent and Trademark Office. The Company may acquire patent assets, including patent applications, which require the Company to spend resources to prosecute the applications with the United States Patent and Trademark Office. Further, there is a material risk that patent related claims (such as, for example, infringement claims (and/or claims for indemnification resulting therefrom), unenforceability claims, or invalidity claims) will be asserted or prosecuted against the Company, and such assertions or prosecutions could materially and adversely affect the Company’s business. Regardless of whether any such claims are valid or can be successfully asserted, defending such claims could cause the Company to incur significant costs and could divert resources away from the Company’s other activities.

Despite the Company’s efforts to protect its intellectual property rights, any of the following or similar occurrences may reduce the value of the Company’s intellectual property:

• the Company’s applications for patents, trademarks and copyrights may not be granted and, if granted, may be challenged or invalidated;

• issued trademarks, copyrights, or patents may not provide the Company with any competitive advantages when compared to potentially infringing other properties;

• the Company’s efforts to protect its intellectual property rights may not be effective in preventing misappropriation of the Company’s technology; or

• the Company’s efforts may not prevent the development and design by others of products or technologies similar to or competitive with, or superior to those the Company acquires and/or prosecutes.

Moreover, the Company may not be able to effectively protect its intellectual property rights in certain foreign countries where the Company may do business in the future or from which competitors may operate. If the Company fails to maintain, defend or prosecute its patent assets properly, the value of those assets would be reduced or eliminated, and the Company’s business would be harmed.

Weak global economic conditions may cause infringing parties to delay entering into licensing agreements, which could prolong the Company’s litigation and adversely affect its financial condition and operating results.

The Company’s new business plan depends significantly on worldwide economic conditions, and the United States and world economies have recently experienced weak economic conditions. Uncertainty about global economic conditions poses a risk as businesses may postpone spending in response to tighter credit, negative financial news and declines in income or asset values. This response could have a material negative effect on the willingness of parties infringing on the Company’s assets to enter into licensing or other revenue generating agreements voluntarily. Entering into such agreements is critical to the Company’s business plan, and the Company’s failure to do so could cause material harm to its business.

If the Company is unable to adequately protect its intellectual property, the Company may not be able to compete effectively.

The Company’s ability to compete depends in part upon the strength of the Company’s proprietary rights that it will own as a result of the Acquisitions or may hereafter acquire in its technologies, brands and content. The Company intends to rely on a combination of U.S. and foreign patents, copyrights, trademark, trade secret laws and license agreements to establish and protect its intellectual property and proprietary rights. The efforts the Company takes to protect its intellectual property and proprietary rights may not be sufficient or effective at stopping unauthorized use of its intellectual property and proprietary rights. In addition, effective trademark, patent, copyright and trade secret protection may not be available or cost-effective in every country in which the Company’s services are made available. There may be instances where the Company is not able to fully protect or utilize its intellectual property in a manner that maximizes competitive advantage. If the Company is unable to protect its intellectual property and proprietary rights from unauthorized use, the value of the Company’s products may be reduced, which could negatively impact the Company’s new business. The Company’s inability to obtain appropriate protections for its intellectual property may also allow competitors to enter the Company’s markets and produce or sell the same or similar products. In addition, protecting the Company’s intellectual property and other proprietary rights is expensive and diverts critical managerial resources. If any of the foregoing were to occur, or if the Company is otherwise unable to protect its intellectual property and proprietary rights, the Company’s business and financial results could be adversely affected.

If the Company is forced to resort to legal proceedings to enforce its intellectual property rights, the proceedings could be burdensome and expensive. In addition, the Company’s proprietary rights could be at risk if the Company is unsuccessful in, or cannot afford to pursue, those proceedings. The Company will also rely on trade secrets and contract law to protect some of its proprietary technology. The Company will enter into confidentiality and invention agreements with its employees and consultants. Nevertheless, these agreements may not be honored and they may not effectively protect the Company’s right to its un-patented trade secrets and know-how. Moreover, others may independently develop substantially equivalent proprietary information and techniques or otherwise gain access to the Company’s trade secrets and know-how.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On May 13, 2013, the Company sold $1,500,000 of its 12% unsecured promissory note (the “Note”) to an accredited investor pursuant to the terms of a Note Purchase Agreement (the “Note Purchase Agreement”) with gross proceeds to the Company of $1,500,000.  The Note accrues interest at the rate of 12% per annum and is due and payable eighteen months from the date of issuance, subject to acceleration in the event of default and may be prepaid in whole or in part without penalty or premium.  Notwithstanding the foregoing, the maturity date of the Note shall accelerate and the Note shall become due and payable within 15 days following the date that the Company shall (i) obtain recoveries from enforcement of any patents or intellectual property rights of a minimum aggregate amount of $1,000,000 through settlement judgment or licensing and (i) the Company closes on the sale of any equity or equity linked securities in the minimum amount of $1,000,000 net proceeds to the Company.

The foregoing is a summary description of the terms and conditions of the sale of the Note and does not purport to be complete and is qualified in its entirety by reference to the Note Purchase Agreement and the Note, which are filed as Exhibits 10.7 and 10.8, respectively, respectively, to this Current Report on Form 8-K and incorporated by reference herein

Item 3.02 Unregistered Sales of Equity Securities.

On May 13, 2013, the Company issued the Solid Solar Shares, the Gray Shares and the Hunter Options, as described in Item 2.01 herein.

The transactions did not involve any underwriters, underwriting discounts or commissions, or any public offering. The issuance of these securities was deemed to be exempt from the registration requirements of the Securities Act of 1933, as amended, by virtue of Section 4(2) thereof, as a transaction by an issuer not involving a public offering.

Item 4.01	Change in Registrant’s Certifying Accountant

On May 13, 2013, the Board of Directors of the Company approved the dismissal of Li and Company, PC (“Li”) as the Company’s independent registered public accounting firm.

During the fiscal years ended October 31, 2012 and 2011, Li’s reports on the Company's financial statements did not contain an adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles, except Li’s audit report for the years ended October 31, 2012 and 2011 stated that several factors raised substantial doubt about the Company’s ability to continue as a going concern and that the financial statements do not include any adjustments that might result from the outcome of this uncertainty.

During the fiscal years ended October 31, 2012 and 2011 and the subsequent periods through May 13, 2013, (i) there were no disagreements between the Company and Li on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Li, would have caused Li to make reference to the subject matter of the disagreements in connection with its reports on the Company's financial statements; and (ii) there were no reportable events as that term is described in Item 304(a)(1)(v) of Regulation S-K.

On May 15, 2013, the Company provided Li with a copy of the disclosures it is making in response to Item 4.01 on this Form 8-K, and has requested that Li furnish it with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the above statements.  A copy of the letter from Li is attached as Exhibit 16.1 to this Current Report on Form 8-K.

On May 13, 2013, the Company engaged KBL, LLP (“KBL”) as its independent registered public accounting firm for the Company’s fiscal year ended October 31, 2013. The change in the Company’s independent registered public accounting firm was approved by the Company’s Board of Directors on May 13, 2013.

During the years ended October 31, 2012 and 2011 and the subsequent interim period through May 13, 2013, the Company did not consult with KBL regarding either (i) the application of accounting principles to a specific completed or contemplated transaction, or the type of audit opinion that might be rendered on the Company’s financial statements or (ii) any matter that was either the subject of a disagreement or a reportable event identified in response to (a)(1)(v) of Item 304 of Regulation S-K.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On May 13, 2013, the Board of Directors of the Company approved the amendment and restatement of our Bylaws (the "Restated Bylaws") in order to, among other things, include revised provisions relating to board and stockholder meetings and indemnification of officers and directors.

Only May 13, 2013, our Board of Directors approved an Amended and Restated Articles of Incorporation ("Restated Charter") of the Company to authorize (i) the change of the name of the Company to “Endeavor IP, Inc.” from “Finishing Touches Home Goods, Inc.,” (ii) increase the authorized capital stock of the Company to 225,000,000 shares, consisting of 200,000,000 shares of common stock and 25,000,000 shares of “Blank Check” Preferred Stock, and (iii) change the par value of the capital stock of the Company to $0.0001 per share from $0.001 per share.

On May 15, 2013, we filed an Amended and Restated Articles of Incorporation with the Secretary of State of the State of Nevada in order to change our name to “Endeavor IP, Inc.” from “Finishing Touches Home Goods, Inc.”   Our name change will be effective for our principal market, the over the counter bulletin board, upon approval by the Financial Industry Regulatory Authority (FINRA) at which time a new trading symbol will also become effective.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the complete text of the (i) Amended and Restated Articles of Incorporation filed as Exhibit 3.1 hereto, and (ii) the Amended and Restated Bylaws filed as Exhibit 3.2 hereto, each of which is incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.

On May 13, 2013, holders of approximately 66% of the outstanding common stock of the Company voted in favor of the adoption of the Restated Bylaws and Restated Charter, as described in Item 5.03 herein and approved the adoption of our 2013 Equity Incentive Plan, as described in Item 8.01 herein.

Item 8.01	Other Events.

On May 13, 2013, the Board approved the adoption of a 2013 Equity Incentive Plan (the “2013 Plan”).  The purpose of the 2013 Plan is to promote the success of the Company and to increase stockholder value by providing an additional means through the grant of awards to attract, motivate, retain and reward selected employees and other eligible persons.  The 2013 Plan provides for the grant of incentive stock options, nonqualified stock options, restricted stock, restricted stock units, stock appreciation rights and other types of stock-based awards to the Company’s employees, officers, directors and consultants.  Pursuant to the terms of the 2013 Plan, either the Board or a board committee is authorized to administer the plan, including by determining which eligible participants will receive awards, the number of shares of common stock subject to the awards and the terms and conditions of such awards. Up to 2 million shares of common stock are issuable pursuant to awards under the 2013 Plan. Unless earlier terminated by the Board, the 2013 Plan shall terminate at the close of business on May 13, 2023.

The foregoing is a summary description of the terms and conditions of the 2013 Plan and does not purport to be complete and is qualified in its entirety by reference to the 2013 Plan, which is filed as Exhibit 10.9 to this Current Report on Form 8-K and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

The following is filed as an Exhibit to this Current Report on Form 8-K.

Exhibit No.	Description of Exhibit
3.1 3.2 10.1
Amended and Restated Articles of Incorporation*

Amended and Restated Bylaws*

Patent Purchase Agreement dated May 13, 2013 between Finishing Touches Home Goods, Inc., IP Acquisition Sub I, Inc. and Mesh Comm LLC.*

10.2	Proceeds Interest Agreement dated May 13, 2013 between Finishing Touches Home Goods, Inc., IP Acquisition Sub I, Inc. and Mesh Comm LLC.*

10.3	Patent Purchase Agreement dated May 13, 2013 between Finishing Touches Home Goods, Inc., IP Acquisition Sub I, Inc. and Solid Solar, Inc.*

10.4	Proceeds Interest Agreement dated May 13, 2013 between Finishing Touches Home Goods, Inc., IP Acquisition Sub I, Inc. and Solid Solar, Inc.*

10.5	Consulting Agreement dated May 13, 2013 between Finishing Touches Home Goods, Inc. and Kenneth Garrard*

10.6	Executive Employment Agreement dated May 13, 2013 between Finishing Touches Home Goods, Inc. and Cameron Gray*

10.7	Note Purchase Agreement dated May 13, 2013*

10.8	Form of Promissory Note*

10.9	2013 Equity Incentive Plan*

16.1	Letter from Li and Company PC**

* Incorporated by reference to the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on May 17, 2013.
** Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENDEAVOR IP, INC.

Date: May 22, 2013	By:	/s/ Cameron Gray
Cameron Gray
Chief Executive Officer